UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Material
☐ Soliciting Material under §240.14a-12

The Beauty Health Company
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE BEAUTY HEALTH COMPANY

2165 Spring Street
Long Beach, California 90806
LETTER TO STOCKHOLDERS
May 12, 2022
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders of The Beauty Health Company on June 28, 2022, at 11:00 a.m. Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/SKIN2022 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting, you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely yours,
ANDREW STANLEICK
CHIEF EXECUTIVE OFFICER

THE BEAUTY HEALTH COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2022

When	Tuesday, June 28, 2022 at 11:00 a.m. PDT		How to Vote in Advance

Where	Virtually at: www.virtualshareholdermeeting.com/SKIN2022	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

Proposal 1	Election of three nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR ALL” director nominees.	By Internet	You can vote your shares online at www.proxyvote.com

Proposal 2
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2022. The Board of Directors recommends a vote “FOR”.
		By Phone	You can vote your shares by calling 1-800-690-6903

Proposal 3
Advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends a vote “ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers.

Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding Class A Common Stock as of the close of business on April 29, 2022. Each share of Class A Common Stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2022
Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about May 12, 2022.
In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/SKIN2022 during the Annual Meeting.
THE BEAUTY HEALTH COMPANY
BY ORDER OF THE BOARD OF DIRECTORS
ANDREW STANLEICK
CHIEF EXECUTIVE OFFICER AND
PRESIDENT
Long Beach, California
Dated: May 12, 2022

THE BEAUTY HEALTH COMPANY
2165 Spring Street
Long Beach, California 90806
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2022
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Beauty Health Company, a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about May 12, 2022. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to The Beauty Health Company and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2022 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2021. This Proxy Statement covers our 2021 fiscal year, which was from January 1, 2021 through December 31, 2021, or fiscal 2021.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials and Voting Information
1.What are proxy materials?
A proxy statement is a document which includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares (your “shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021) (“Annual Report”), and the proxy card or a voting instruction card for the Annual Meeting.
This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”), and made these proxy materials and the Notice available online, on or about May 12, 2022 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder, you are invited to attend the virtual Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.
2.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the close of business on April 29, 2022 (the “Record Date”).
4.I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, is intended to provide extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker.
We will promptly deliver to a stockholder who received one copy of the Notice as a result of “householding” a separate copy upon the stockholder’s written or oral request directed to Investor Relations at The Beauty Health Company, 2165 Spring Street, Long Beach, CA 90806 or (800) 603-4996.
5.Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 150,631,964 shares of Class A Common Stock issued and outstanding.
Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of those shares and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
6.What items of business will be voted on at the Annual Meeting? How does the Board of Directors recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of three directors	For all, withhold all, or for all except.	A plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect.	No effect.	✓ FOR ALL director nominees
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for 2022.	For, against, or abstain.	The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Same as against vote.	No effect; Brokers have discretion to vote.	✓ FOR the ratification of the appointment of Deloitte
Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation.	One year, two years, three years, or abstain	The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	Same as against vote.	No effect.	✓ ONE YEAR on the frequency of future advisory votes on executive compensation
For Proposal 3, the advisory vote on the frequency of future advisory votes on executive compensation, if no frequency option receives the affirmative vote of a majority in voting power of the shares in attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter, the Board and Compensation Committee will consider the option that receives the most votes as the option selected by stockholders. Because your vote on Proposal 3 is advisory, it will not be binding on the Company, our Board or our

Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the frequency of the advisory vote on the compensation of our named executive officers.
7.Why is there a proposal (Proposal 3) on the frequency of future advisory votes regarding executive compensation?
Until December 31, 2021, we were an “emerging growth company” under applicable federal securities laws and therefore were permitted to take advantage of certain reduced public company reporting requirements. When we were considered an emerging growth company, we previously provided scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, when we were considered an emerging growth company, we were not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.
As of January 1, 2022, we no longer qualified as an emerging growth company and, as a result, are required to conduct a say-on-frequency vote at this Annual Meeting.
8.How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?
If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail by following the instructions set forth below:
Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign, date and return the proxy card or voting instruction form in the postage-paid envelope provided to you by mail to The Beauty Health Company, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.
Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/SKIN2022. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

The procedures for voting online, by telephone, by mail and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Please note that you cannot vote your shares by filling out and returning the Notice. The Notice does, however, include instructions on how to vote your shares.

9.Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. EDT on June 27, 2022.

Proxies submitted by mail must be received before the close of the Annual Meeting on June 28, 2022.

Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.

10. What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy but do not provide specific voting instructions, your shares will be voted:
(1)    FOR ALL director nominees;
(2)    FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm; and
(3)    ONE YEAR on the frequency of future advisory votes on executive compensation.
If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
11.What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Under the rules of the Nasdaq Capital Market (“Nasdaq”), if you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Under the rules of Nasdaq, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters but not on non-routine matters. As such, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm will not be permitted to vote your shares with respect to Proposal 1 (election of directors) or Proposal 3 (frequency of future advisory votes on executive compensation) since these proposals are considered to be non-routine matters, unless you provide instructions as to how your shares should be voted. Only the ratification of the appointment of the independent registered public accounting firm (Proposal 2) is considered a routine matter. Accordingly, we do not expect there to be any broker non-votes for Proposal 2.
12.How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have authority to vote on the non-discretionary item and has not received voting instructions from its clients.
Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under Delaware law, they will have no effect on the approval of Proposals 1, 2, and 3, except where brokers may exercise their discretion on routine matters, as discussed above.
13.What constitutes a quorum?
A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
14.What can I do if I change my mind after I vote my shares? Can I revoke my proxy?
At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:
•giving written notice to our Secretary revoking your proxy;
•by submitting a later-dated proxy by telephone or electronically before 11:59 p.m. EDT on June 27, 2022;
•by a later-dated mailed proxy received before the close of the Annual Meeting on June 28, 2022; or
•by voting online at the Annual Meeting.

15.Who will count the vote?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
16.May I see a list of stockholders entitled to vote as of the Record Date?
A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting. During the Annual Meeting, such list will be available for examination at www.virtualshareholdermeeting.com/SKIN2022.
17.How do I attend the Annual Meeting virtually?
We will host the Annual Meeting live online via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SKIN2022. The webcast will start at 11:00 a.m. PDT. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your proxy materials or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SKIN2022. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
18.Why is the Annual Meeting a virtual, online meeting?
Our Annual Meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live audio webcast. By conducting our annual meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the Annual Meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting. Moreover, in light of the ongoing COVID-19 pandemic, a virtual-only meeting also enables our management, directors and all stockholders to safely participate.
19. Who will pay the cost of solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. The Company may also retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.
We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
20.How can I access the Notice, Proxy Statement and Annual Report? How can I sign up for electronic delivery of proxy materials?
Our Proxy Statement (including the Notice) and Annual Report are available at www.proxyvote.com.
These proxy materials are also available in the “Investor Relations” section of our website: https://investors.beautyhealth.com/ within the “Financials” and “SEC Filings” subsection. Instead of receiving future copies of our Proxy Statement (including the Notice) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.
If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of this service.
Any stockholder who would like to receive a copy of our Annual Report, including the related financial statements, may obtain one, without charge, by addressing a request to The Beauty Health Company, Attn: Secretary, 2165 Spring Street, Long Beach, CA 90806. Our copying costs will be charged if copies of exhibits to the Annual Report are requested.

PROPOSAL 1: ELECTION OF THREE DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR ALL” WITH RESPECT TO THE ELECTION OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.
General
Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our Board of Directors has nominated Mr. Andrew Stanleick, Ms. Desiree Gruber and Ms. Michelle Kerrick as Class I directors with a term that would expire at the 2025 annual meeting of stockholders. Mr. Michael D. Capellas, Dr. Julius Few and Mr. Brian Miller have been designated Class II directors, and their term expires at the 2023 annual meeting of stockholders. Mr. Brenton L. Saunders and Mr. Doug Schillinger have been designated Class III directors, and their term expires at the 2024 annual meeting of stockholders.
On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Mr. Andrew Stanleick, Ms. Desiree Gruber and Ms. Michelle Kerrick as nominees for election as Class I directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2025 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal.
Each of Mr. Andrew Stanleick, Ms. Desiree Gruber and Ms. Michelle Kerrick currently serves as members of our Board of Directors and has agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the nominees. The proxy cannot be voted for a greater number of persons than three.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR ALL with respect to the election of the Class I director nominees, Andrew Stanleick, Desiree Gruber and Michelle Kerrick. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL director nominees.
Directors and Nominees
The following table and biographical information sets forth certain information about Mr. Andrew Stanleick, Ms. Desiree Gruber and Ms. Michelle Kerrick as well as the continuing directors. Such information is current as of April 29, 2022. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees. Each of our directors except Ms. Desiree Gruber and Mr. Andrew Stanleick has served as a director since May 4, 2021. Ms. Desiree Gruber has served as a director since June 2021 and Mr. Andrew Stanleick has served as a director since February 2022.

Name	Age	Position
Andrew Stanleick	51	Chief Executive Officer, President and Director
Brenton L. Saunders	52	Director
Michael Capellas	67	Director
Dr. Julius Few	54	Director
Desiree Gruber	54	Director
Michelle Kerrick	59	Director
Brian Miller	47	Director
Doug Schillinger	48	Director

Nominees for Election to the Board of Directors (Class I Directors)
Andrew Stanleick has served as Chief Executive Officer, President and Director since February 7, 2022. Prior to joining the Company, Mr. Stanleick held senior roles at Coty Inc. since August 2017, including serving as its Executive Vice President, Americas and Chief Executive Officer of Kylie Jenner Beauty since March 2020. From June 2018 to May 2020, Mr. Stanleick served as COTY's Senior Vice President, North America, and from August 2017 to June 2018, he served as its Senior Vice President, Europe. Prior to joining COTY, Mr. Stanleick worked in various roles, including President and Chief Executive Officer of the South East Asia-Pacific and European divisions of Coach Inc. from January 2013 to April 2016. A native of England, Mr. Stanleick graduated with a master’s degree from the University of Cambridge. He currently serves on the Executive Board of Directors for the Personal Care Products Council and The Fragrance Foundation.
Desiree Gruber has served on our Board of Directors since June 2021. Ms. Gruber, a Peabody Award-winner, founded Full Picture, a brand accelerator, content production, communications, and consulting services company in 1999 and currently serves as its Chief Executive Officer. As a notable entrepreneur, business strategist, and venture capitalist, Ms. Gruber co-founded the Project Runway television series in 2004 and co-founded Diagonal Ventures (“DGNL”) in 2016 with a goal to create real opportunities for women to achieve measurable success. DGNL invests in and architects transformational deals across the consumer, technology, and media spectrum in order to establish a legacy of female empowerment. Ms. Gruber also advises Anthos Capital, Pharrell Williams’ Something in the Water, and Chegg (NYSE: CHGG), and is a board member of SLAM Corp. (NASDAQ: SLAMU) and DPCM Capital, Inc. (NYSE: XPOA, XPOA-UN). A lifelong advocate for a more equitable and inclusive world, Ms. Gruber proudly serves on the boards of UNICEF USA, Tech:NYC, and God’s Love We Deliver.
Michelle Kerrick has served on our Board of Directors since May 4, 2021. Ms. Kerrick served as the West Region Market Leader and Managing Partner of the Los Angeles office of Deloitte. Ms. Kerrick worked at Deloitte for 35 years before retiring in September 2020. In her role, Ms. Kerrick was responsible for driving national strategy and client and business growth and strategic positioning across the 13-office West Region and the Los Angeles office. With more than 35 years of professional experience, Ms. Kerrick has served a diverse group of publicly and privately held clients, ranging from middle-market companies to large multi-nationals, in various industry sectors. Ms. Kerrick is an independent corporate board director for American Homes 4 Rent (NYSE: AMH) and director of LDH Growth Corp I. Ms. Kerrick is an accredited member of the California and Arizona State Board of Accountancy and the American Institute of Certified Public Accountants. Ms. Kerrick holds a B.S. degree in Accountancy from Northern Arizona University.
Class II Directors
Michael D. Capellas has served on our Board of Directors since May 4, 2021. Mr. Capellas has also been a member of the Board of Directors of Cisco Systems, Inc. since January 2006 and currently serves Cisco as lead independent director. He has served as founder and Chief Executive Officer of Capellas Partners since November 2012. He served as Chairman of the Board of VCE Company, LLC from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas also currently serves as the chairman of the board of directors of Flex Ltd. and as a director of Elliot Opportunity II Corp. He previously served as the independent lead director of MuleSoft, Inc., ending in 2018.
Dr. Julius Few has served on our Board of Directors since May 4, 2021. Dr. Few founded and has been Director of The Few Institute for Aesthetic Plastic Surgery since 2008. A board-certified plastic surgeon in private practice, Dr. Few is widely recognized for enhancing the aesthetic appearance of his patients and contributing to research in plastic surgery. He is called upon by regulatory agencies, professional associations and international study bodies to share his expertise on surgical techniques and skin care innovations. Dr. Few can be seen across leading media channels including CBS News, ABC News, 20 20, Good Morning America, CNN, NBC News, The Wall Street Journal, Crain’s Business, Health Magazine, The Chicago Sun Times, The Chicago Tribune, WEB MD and Washingtonian Magazine on cosmetic procedures and treatments. Dr. Few also serves as a Clinical Professor for the Division of Plastic Surgery at the University of Chicago as well as a Health Systems Clinician at Northwestern University. He is on the Board of Trustees of the Museum of Contemporary Art and is a founding member of the Common Ground Foundation. He is also the founder of the Few Initiative, a non-profit that aids disadvantaged youth. Dr. Few received his medical degree from the University of Chicago Pritzker School of Medicine and completed his residency in general surgery at the University of Michigan Medical Center, followed by plastic surgery training at Northwestern University. In addition, Dr. Few received special facial and eye cosmetic training in Honolulu, New York and Atlanta.
Brian Miller has served on our Board of Directors since May 4, 2021. Mr. Miller is a Managing Partner and Co-Founder of Linden Capital Partners, which was founded in 2004. He has been involved in healthcare principal investing since 1998. Prior to Linden, Mr. Miller was a founding member of the healthcare team at First Chicago Equity Capital. Mr. Miller began his career in the investment banking division of Salomon Brothers Inc. (currently Citigroup). He is currently a board member of Vital Care, Flexan, MeriCal, StatLab Medical Products and Collagen Matrix, and was previously a board member of Z-Medica, Solara, SeraCare, BarrierSafe Solutions International, CORPAK MedSystems, HYCOR Biomedical, Strata Pathology Services and Suture Express. Mr. Miller holds a Bachelor of Arts with honors in Economics from Princeton University and an MBA from Harvard Business School, with a concentration in healthcare. He is a board member of AdvaMed, the Founder of the Healthcare Private Equity Association, the

founder of Private Equity Analysts of Chicago, a Trustee of The University of Chicago Medical Center, and a member of the Economic Club of Chicago.
Class III Directors
Brenton L. Saunders is our Executive Chair and has served on our Board of Directors since May 4, 2021. Mr. Saunders has over 25 years of experience in various aspects of healthcare and has been in leadership roles at several prominent global pharmaceutical and healthcare companies. Until May 2020, when it was acquired by AbbVie Inc. (NYSE: ABBV) in a transaction valued at approximately $63 billion, Mr. Saunders served as Chairman, President and Chief Executive Officer of Allergan plc (“Allergan”). His role as President and Chief Executive Officer of Allergan began in July 2014 and his added role of Chairman began in October 2016. Mr. Saunders first role as an executive officer in the pharmaceuticals and healthcare sectors began in 2003, as a member of the executive management team at Schering-Plough Corporation (“Schering-Plough”), where he held several key roles, including President of the company’s Global Consumer Health Care division. While at Schering-Plough, Mr. Saunders led the integrations of the company’s $14 billion acquisition of Organon Biosciences N.V. in 2007 as well as the merger between Schering-Plough and Merck & Co., Inc. (NYSE: MRK) in 2009. From March 2010 until August 2013, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated (NYSE: BHC), a leading global eye health company, until its acquisition by Valeant Pharmaceuticals, Inc. in 2013. He then became the Chief Executive Officer of Forest Laboratories Inc., a role he held until the company’s merger with Actavis plc (“Actavis”) in 2014. Following the merger with Actavis, Mr. Saunders was named Chief Executive Officer of the combined business. In 2015, he led Actavis’ acquisition of Allergan, renaming the post-combination company Allergan Plc.
Before joining Schering-Plough in 2003, Mr. Saunders was a Partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP. Prior to that, he was Chief Risk Officer at Coventry Health Care, Inc. (NYSE:CVH) and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.
Over the course of his career, Mr. Saunders has overseen over 80 mergers, acquisitions, divestitures and licensing transactions, totaling over $300 billion in value. Notable highlights from Mr. Saunders’ transaction experience include Actavis’ approximately $28 billion acquisition of Forest Laboratories in 2014, Actavis’ $70 billion acquisition of Allergan in 2015 and the $40 billion sale of Allergan’s global generics business to Teva Pharmaceutical Industries Ltd in 2016. Mr. Saunders’ transaction experience also includes the divestiture of Allergan’s medical dermatology business, and the acquisitions of leading companies in the medical aesthetics space such as Kythera, Lifecell, and Zeltiq.
Additionally, Mr. Saunders currently serves as a director of Cisco Systems, Inc. (NASDAQ: CSCO), a global telecommunications company and BridgeBio Pharma Inc. (NASDAQ:BBIO), a bio pharmaceutical company. He is also a member of The Business Council.
Doug Schillinger has served on our Board of Directors since May 4, 2021. Mr. Schillinger joined DW Healthcare Partners in 2004 and is currently a Managing Director and oversees a number of the firm’s portfolio investments. Mr. Schillinger’s investment, transaction and board experience include a broad array of healthcare service and medical devices including pharma services, diagnostics, medical tech products and devices, provider services, laboratory services, post-acute care, medical aesthetics, and telehealth. Before joining DW Healthcare Partners, Mr. Schillinger worked for Bain & Company and Accenture (previously Andersen Consulting). Mr. Schillinger holds a Bachelor of Arts degree from Cornell University and an MBA with Distinction from Harvard Business School. Mr. Schillinger is a current board member of the Healthcare Private Equity Association and a former member of the Harvard Business School Alumni Board of Directors.

CORPORATE GOVERNANCE
We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people, products, and services. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of stockholders, and allows us to be a good corporate citizen in each of the countries where we do business.
Affirmative Determinations Regarding Director and Nominee Independence
Nasdaq listing standards require that a majority of the board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. To help determine whether a director is independent, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Our Board has determined that each of the following directors satisfies our independence standards, Nasdaq’s listing standards, and applicable SEC rules: Mr. Michael Capellas, Dr. Julius Few, Ms. Desiree Gruber, Ms. Michelle Kerrick, Mr. Brian Miller, and Mr. Doug Schillinger.
Background and experience of directors
The nominating and corporate governance committee and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds and experiences such as leadership, beauty and consumer products, international and strategic planning experience, financial and accounting expertise, corporate governance, and governmental policy and regulatory experience. We also value and consider broad diversity for our Board, including ethnicity, gender, nationality and age. The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.
Role of the Board in risk oversight
Our Board oversees, with management, the various risks we face. Our Board and management consider risks in all facets of the Company, our business strategy and our overall business.
Our Board dedicates a portion of one meeting each year to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. At this meeting, our Board considers an enterprise risk management analysis. Topics examined in the enterprise risk management analysis include, but are not limited to, strategic, operational, financial and compliance risks. Our Board’s risk oversight also includes an annual review of our strategic plan. Because overseeing risk is an ongoing process and inherent in our strategic decisions, our Board also receives input from senior management and considers risk at other times in the context of specific proposed actions.
In addition to our Board’s risk oversight responsibility, the Board’s committees are also charged with overseeing risks within their areas of responsibility and reviewing with the Board significant risks identified by management and management’s response to those risks. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.
While our Board is actively involved in overseeing our risk management process, management is responsible for assessing and managing risk on a day to- day basis. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Certain departments, such as accounting, finance, legal, regulatory compliance, and individuals within other departments, focus on specific risks associated with different aspects of our business, from regulatory, environmental, and financial risks to commercial and strategic risks. Senior members of management responsible for risk management report regularly to the appropriate Board committee or the Board, as appropriate. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure. We believe that each director is well-qualified to serve on our Board and offers significant individual attributes and contributions important to our Board’s overall composition and functioning. As of April 19, 2022, our Board is comprised as follows:

Board Diversity Matrix (As of April 19, 2022)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native of Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Director Nomination Process
The nominating and corporate governance committee recommends nominees for our Board consistent with the criteria determined by our Board. The nominating and corporate governance committee may receive recommendations from other directors and executives and may seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration. The nominating and corporate governance committee will also consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Amended and Restated Bylaws. Nominations from stockholder(s) that are made in accordance with these procedures and include all required information will be considered by the nominating and corporate governance committee in accordance with the criteria discussed above and in the same manner as other nominations, and the nominating and corporate governance committee will present its recommendation to our Board.
Board Leadership Structure
While our Board believes it is important for our Chairman to have both a stake in and deep understanding of the Company, our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Mr. Saunders currently serves as our Chairman, and Mr. Stanleick currently serves as our Chief Executive Officer.
Our Board believes the present structure provides the Company and the Board with strong leadership, continuity of experience, and appropriate independent oversight of management.
Executive Sessions
Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session. Generally, the Chairman of our Board serves as Chairman in sessions without management directors or any members of management.
Attendance at Meetings
Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of the Board or President, or by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office. In fiscal year 2021, our Board held 5 meetings, the audit committee held 3 meetings, the compensation committee held 3 meetings, and the nominating and corporate governance committee held 4 meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Our Board and its committees also act from time to time by written consent in lieu of meetings. Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage our directors to attend. We anticipate that at least a majority of our Board of Directors will attend the Annual Meeting.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
The current composition of each board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Andrew Stanleick(1)
Brenton L. Saunders(2)
Michael Capellas		*	C
Dr. Julius Few			*
Desiree Gruber	*
Michelle Kerrick		C	*
Brian Miller	*		*
Doug Schillinger	C	*
_______________
*     Member
C    Chairperson
(1)    Mr. Stanleick does not serve on a committee but is a member of the Board
(2)    Mr. Saunders does not serve on a committee but is the Executive Chairman of the Board
Audit committee
The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee consists of Michelle Kerrick, Michael D. Capellas and Doug Schillinger. Michelle Kerrick serves as the chair of the audit committee.
All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Michelle Kerrick qualifies as an “audit committee financial expert” as defined in the applicable SEC rules and have the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our Board has determined that Michelle Kerrick, Michael D. Capellas and Doug Schillinger are independent under the applicable rules of the SEC and Nasdaq. We are currently in compliance with Nasdaq rules and Rule 10A-3 due to the fact that all members of our audit committee have been deemed independent by our Board.
The primary functions of the audit committee include:
•appointing, compensating and overseeing our independent registered public accounting firm;
•mutual reviewing and approving the annual audit plan;
•overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;
•discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;
•pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;
•appointing or replacing the independent registered public accounting firm;
•establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;
•monitoring our environmental sustainability and governance practices;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
•approving audit and non-audit services provided by our independent registered public accounting firm;
•discussing earnings press releases and financial information provided to analysts and rating agencies;
•discussing with management our policies and practices with respect to risk assessment and risk management;
•approving or ratifying related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements; and
•producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.
Compensation committee
The compensation committee approves, or recommends to our board of directors, policies relating to compensation and benefits of our officers and employees. The compensation committee consists of Doug Schillinger, Desiree Gruber and Brian Miller. Doug Schillinger serves as the chair of the compensation committee.
Our Board has determined that Doug Schillinger, Desiree Gruber and Brian Miller are independent under the applicable rules and regulations of Nasdaq and Mr. Schillinger and Ms. Gruber each current members qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of the members of our compensation committee is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue
Code of 1986, as amended, or Section 162(m). We are currently in compliance with Nasdaq rules due to the fact that all members of our compensation committee have been deemed independent by our Board.
The principle functions of the compensation committee include:
•reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of our executive officers in light of those goals and objectives, and setting compensation levels based on this evaluation;
•setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the Section 16 Officers, as designated by our board of directors;
•making recommendations to the board with respect to incentive compensation programs and equity-based plans that are subject to board approval;
•approving any employment or severance agreements with our Section 16 Officers;
•granting any awards under equity compensation plans and annual bonus plans to our Section 16 Officers; and
•producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

Nominating and corporate governance committee
The nominating and corporate governance committee identifies and recommends individuals qualified to serve as directors of the Company and on committees of the Board. The nominating and corporate governance committee consists of Michelle Kerrick, Michael D. Capellas, Dr. Julius Few and Brian Miller. Michael D. Capellas serves as its chairman.
Our Board has determined that Michelle Kerrick, Michael D. Capellas, Dr. Julius Few and Brian Miller are independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. We are currently in compliance with Nasdaq rules due to the fact that all members of our nominating and corporate governance committee have been deemed independent by our Board.
The principal functions of the nominating and corporate governance committee include:
•identifying individuals qualified to serve as directors of the Company and on committees of the Board;
•recommending to the Board the director nominees for election at the next annual meeting of stockholders;
•advising the Board with respect to the composition of Board, procedures and committees;
•developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and to oversee the evaluation of the Board and the Company’s management.

The nominating and corporate governance committee has a written charter that sets forth the committee’s purpose and responsibilities, which, in addition to the items listed above, include:
•identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Company’s board of directors, including persons suggested by
•stockholders or others;
•reviewing the background and qualifications of individuals being considered as director candidates;
•recommending to the Company’s board of directors the director nominees for election by the Company’s stockholders or appointment by the Company’s board of directors;
•reviewing the suitability for continued service as a director of each member of the board of directors when his or her term expires and in certain other circumstances;
•reviewing annually with the Company’s board of directors the composition of the Company’s board of directors as a whole and to recommend, if necessary, measures to be taken so that the Company’s board of directors reflect the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Company’s board of directors as a whole and contains at least the minimum number of independent directors required by Nasdaq;
•monitoring the functioning of the committees of the Company’s board of directors and to make recommendations for any changes;
•reviewing annually committee size, membership and composition, including chairpersonships, and recommended any changes to the Company’s board of directors for approval;
•developing and recommending to the Company’s board of directors a set of corporate governance guidelines for the Company;
•review periodically, and at least annually, the corporate governance guidelines adopted by the Company’s board of directors to assure that they are appropriate for the Company; and
•evaluating its performance and submitting any recommended changes to the board for its consideration.
The nominating and corporate governance committee has the authority to retain advisors as the committee deems appropriate.

Compensation committee interlocks and insider participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors.
Director Compensation
The information contained in “Executive Compensation—Director Compensation” is incorporated herein by reference.
Stockholder Engagement
We encourage you to visit the Corporate Governance area of the “Investor Relations” section of our website (https://investors.beautyhealth.com/corporate-governance/documents-and-charters) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.
Communications with Directors
Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, The Beauty Health Company, 2165 Spring Street, Long Beach, CA 90806. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially owned. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints, commercial inquiries, employee grievances, or general information about the Company or our products, communications that do not relate to matters of stockholder interest are not forwarded to our Board. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.
Environmental, Social and Governance Matters
We are committed to maintaining a strong sense of good corporate citizenship that places a high value on the welfare of our employees, the communities in which we operate, and the world as a whole. Highlights of each of these values are set forth below. These values are reflective of our commitment to Environmental, Social, and Governance (“ESG”) matters and are fundamentally embedded in our operations and culture. We believe effectively prioritizing and managing our ESG topics will create long-term value for our stakeholders, including our providers, consumers, suppliers, and partners, which in turn will create long-term value for our stockholders. We also believe that transparently disclosing the goals and relevant metrics related to our ESG topics will allow our stakeholders to be informed about our progress.
Social
Data Privacy and Security
We value consumer privacy and have implemented certain policies and procedures that are designed to protect the data we collect. Our website includes our privacy policy, which describes how we use and disclose the data we collect, and provides options for controlling personal data, including opting-out, accessing, updating, or deleting it.
In recognition of the importance of data protection to our operations, including cybersecurity, we have certain measures in places that are designed to safeguard the security, confidentiality, and privacy of our systems and information assets.
Human Rights
We endorse and respect the goals and principles of the United Nations Universal Declaration of Human Rights (“UDHR”) and the International Labor Organization (“ILO”) Declaration on Fundamental Principles and Rights at Work.
This includes everyone’s right to life and liberty, the protection of law, and freedom from slavery and torture - within our operations and business relationships. We also seek to apply relevant sections of the UN Guiding Principles on Business and Human Rights.
While government authorities have the primary responsibility for protecting human rights, we believe we have a responsibility to respect the human, cultural, and legal rights of individuals and communities, and to avoid adverse human rights impacts through our own activities. This includes the fair treatment and meaningful involvement of all people, regardless of race, ethnicity, color, gender, gender identity, national origin, religion, sexual orientation or income level. In addition, we adhere to and comply with all local and national regulations in our operating areas and aim to respect the rights of all people within our spheres of influence.
Our commitment to many of these rights is articulated in our Code of Business Conduct and Ethics and other company policies. Our Code of Business Conduct and Ethics and related policies prohibit workplace harassment, violence or discrimination. These policies apply to employee recruitment, training, development, compensation, performance management and benefits at our company.
We also identify and proactively engage with stakeholders within or adjacent to our operations regarding potential risks, including human rights risks, and our response plans. Additionally, we’re committed to ensuring that slavery, human trafficking, and other human rights violations don’t exist in our supply chain or in any part of our business.
Environmental Matters
We participate in a recycling program through our local waste management facility to divert all recyclable materials - bottles, cans, plastics, paper, and cardboard - from landfills. Across our organization, our facilities provide for recycling, and our electronic waste is sent to locally approved e-waste recycling centers.
Governance
Business Ethics
We have placed the highest emphasis on conducting our business with honesty and integrity. The highest ethical standards are expected of management and employees alike, and we continuously strive to create a corporate culture of honesty, integrity, and trust. Throughout our operations and in our dealings with our stakeholders, we endeavor to engender the confidence that our conduct is beyond reproach.
The policies we have developed are intended to:
•Offer guidance in understanding our policies, interpreting laws, and handling company-related issues and situations
•Foster clear, ethical behaviors and conduct to create an atmosphere of respect, trust, cooperation, and collaboration throughout the Company and our
•activities
•Provide clear and well-defined procedures by which employees can easily obtain information, ask questions, and, if necessary, report any suspected violations of any of our business ethics policies
In addition to abiding by all applicable laws, all management and employees are required to comply fully with our Code of Business Conduct and Ethics which sets forth the Company’s values, business culture, and practices. A copy of our Code of Business Conduct and Ethics may be found on our website: www.beautyhealth.com under the heading “Governance”, and then “Documents & Charters”.
Corporate Governance
We are committed to ensuring strong corporate governance practices on behalf of our stockholders and other stakeholders. We believe strong corporate governance provides the foundation for financial integrity and stockholder confidence. Our Board of Directors is responsible for the oversight of risks facing the Company, and our management is responsible for the day-to-day management of risk. The Board of Directors, as a whole, directly oversees our strategic and business risk, including risks related to financial reporting, compensation practices, ESG, and product developments.

More information about our corporate governance features (including information about our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee) can be found in our Part III, Item 10 (Directors, Executive Officers and Corporate Governance) on our Annual Report on Form 10-K, incorporated herein by reference.
In addition, the charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee may be found in the “Investor Relations” section of our website: www.beautyhealth.com under the heading “Governance”, and then “Documents & Charters”.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.
The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected Deloitte & Touche LLP, or Deloitte, to serve as our independent registered public accounting firm to audit the consolidated financial statements of The Beauty Health Company for the fiscal year ending December 31, 2022. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to ratify the selection of Deloitte.
Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Deloitte has served as our auditor since 2020. A representative of Deloitte is expected to be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2021 and December 31, 2020:

	2021	2020
Audit Fees(1)	$1,452,495	$668,300
Audit Related Fees(2)	262,500	—
Tax Fees	1,236,038	39,145
Total Fees(3)	$2,951,033	$707,445
_______________
(1)    Fees for audit services included fees associated with the annual audits for the years ended December 31, 2021 and 2020 and the quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q in 2021.
(2)     Audited related fees were for services related to consent letters issued in connection with the filing of our registration statements, comfort letter issued in connection with our offering of convertible senior notes, and other merger and acquisition related services.
(3)     Excludes fees for services rendered by Marcum LLP as the principal accountant for Vesper prior to the Business Combination.
Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit- related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Deloitte or on an individual case-by-case basis before Deloitte is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT
Our audit committee currently consists of three directors. Michelle Kerrick, Michael D. Capellas and Doug Schillinger are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.
The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with Deloitte & Touche LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.
The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
AUDIT COMMITTEE
Michelle Kerrick (Chair)
Michael D. Capellas
Doug Schillinger
Members of the Audit Committee

EXECUTIVE OFFICERS
Below is biographical information for each of our current executive officers as of April 19, 2022, other than Andrew Stanleick (whose biographical information is shown under “Proposal 1: Election of Three Directors” on page 8). Each executive officer serves at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Liyuan Woo	50	Chief Financial Officer
Indra Pamamull	57	President of APAC
Stephan Becker	50	President of EMEA
Daniel Watson	60	EVP of Americas Sales
Liyuan Woo joined the Company in September 2020 as EVP, Chief Financial Officer. Prior to joining the Company, Ms. Woo was the Chief Operating Officer and Chief Financial Officer of The VOID, a virtual reality brand introducing consumers to fully immersive, location-based, hyper-reality experiences from August 2019 to September 2020. From January 2018 to January 2019, Ms. Woo served as the EVP, Chief Financial Officer at SharkNinja, a consumer electronic product portfolio category creator focused on innovation and marketing. At SharkNinja, Ms. Woo was in charge of finance, capital raising and allocation, legal and strategic initiatives involving global expansion and mergers and acquisitions. From March 2017 to January 2018, as a Director with AlixPartners, Ms. Woo was the interim Chief Financial Officer during Gymboree Group’s multi-billion dollar restructuring process. Prior to that, Ms. Woo worked at bebe stores, a publicly traded global multi-channel fashion brand, for six years, and served as the Chief Financial Officer from April 2013 to 2016. Ms. Woo started her career with the consulting firm Deloitte in its Mergers and Acquisitions Transaction Services and Financial Advisory functions. During Ms. Woo’s thirteen years with Deloitte, she provided financial advisory services to public and private companies for mergers and acquisitions transactions, initial public offerings and growth initiatives. Ms. Woo received her B.A. from Bentley University in Accounting.
Indra Pamamull joined the Company as President of APAC in August 2021 and oversees the strategic development of the APAC region. With over two decades of experience in beauty across skin care, fragrance and color cosmetics, Ms. Pamamull has executed successful brand strategies, and has launched multiple leading brands across several geographies to deliver international sales growth and deliver profit objectives for the world’s leading prestige companies. Prior to joining the Company, Ms. Pamamull held the role of General Manager Asia Pacific at LVMH Moet and Hennessy’s Kendo Brands from May 2016 - March 2021. In this role, she grew the business with significant growth, established offices in Singapore and Australia, and managed a portfolio of brands which included Fenty Beauty by Rihanna, Ole Henriksen Skin Care, Marc Jacobs Beauty, Bite Beauty and Kat Von D. Prior, she held the position of Regional Director Asia Pacific at Estee Lauder Companies, based in Hong Kong, from October 2009 to April 2015, where she oversaw 12 countries across Asia Pacific. She launched Lab Series Skin Care for Men in China and established the brand as a leader in Men’s Skincare across the region and established the First Global Lab Series stand-alone store. She also managed Estee Lauder Designer Fragrance portfolio including DKNY, Coach, Michael Kors, Tommy Hilfiger and Ermenegildo Zegna to name a few. Prior to Asia, Ms. Pamamull led Beauty Bank UK from September 2008 - October 2009, which is Estee Lauder’s Innovation Hub and think tank and launched award winning innovation in skincare in the UK. Ms. Pamamull spent several years in the UK market in various leadership roles from 2003 - 2009. Ms. Pamamull began her career with Estee Lauder Companies in Australia, where she also completed a Graduate Certificate of Business at Monash University in 1999. She is currently also studying Digital Transformation at Singapore Management University.
Stephan Becker joined the Company as President of EMEA in October 2021 and oversees the growth and execution of the EMEA region. With over two decades of experience expanding brands throughout the beauty, lifestyle and healthcare categories, Mr. Becker has a strong track record of growing market share and achieving stellar sales and profit results. Prior to joining the Company, Mr. Becker served as Managing Director DACH and the Vice President of Global Marketing at Kao Group (from October 2014 to September 2021), an international cosmetics, beauty and hair care company. Mr. Becker also has led in senior sales and marketing roles at leading beauty and consumer companies, such as COTY (2009-2014), where he implemented a successful turnaround strategy for the Color Cosmetics Category as well as introduced various celebrity and lifestyle fragrance brands such as Lady Gaga, Beyoncé, Heidi Klum or Guess to Western Europe. From 2003 to 2009, he worked at P&G / Gillette where he was leading the international expansion into emerging markets including Russia, Middle East and China via distributor operations for the cosmetics business (Max Factor, Covergirl), and prior to that, was responsible for the Braun appliances / Oral-B business in Western Europe integrating and transitioning the business from Gillette into P&G post-merger. From 2001 to 2003, Mr. Becker worked as a Management Consultant at The Marketing Corporation focusing on growth strategies for international FMCG clients. Mr. Becker started his career in 1998 for the global skin care brand Nivea at Beiersdorf working in Sales and Marketing within the US (Charlotte, North Carolina) and Germany (HQ, Hamburg). Mr. Becker received his diploma from the University of Cologne in Business Administration with a focus on Marketing, Psychology and Organizational development.
Daniel Watson has served as the Company’s EVP of Sales for the U.S. and Canada since March 2017, and in 2020 took over leadership for all of the Americas. Mr. Watson has 34 years of medical device sales experience and manages the Company’s capital sales teams and business development teams in both the medical, non-medical and corporate channels. Prior to joining HydraFacial, Mr. Watson worked at Stryker Spine since 2004, serving as the VP of Sales at Stryker Spine from 2015 to March 2017. Stryker Corporation is an American multinational medical technology corporation and Stryker Spine is a comprehensive portfolio offering spinal solutions. Mr. Watson has also held various senior sales management positions for companies such as Sherwood Medical, Ethicon EndoSurgery, CR Bard, SpineTech, Oratec, and Smith and Nephew. Mr. Watson received his B.A. from Bates College in Economics.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR “ONE YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:
Section 14A of the Exchange Act requires us to hold a separate non-binding advisory stockholder vote with respect to the frequency with which stockholders should have an opportunity to provide an advisory vote on executive compensation (a “say-on-pay” vote). Stockholders may vote for a frequency of one year, two years, or three years, or may abstain (this vote is commonly known as the “say-on-frequency” vote). As 2023 is the first year in which we are required to hold a say-on-pay vote pursuant to the rules of the SEC, we do not currently have an established frequency for such votes.
The Board believes that an annual vote on executive officer compensation provides stockholders with the opportunity to provide regular direct input to the Board and its Compensation Committee about the Company’s executive compensation program. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for the Company at this time.
Because your vote is advisory, it will not be binding upon the Company or the Board. The Board may determine that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than may be indicated by this advisory vote of our stockholders. Nonetheless, the Compensation Committee and the Board will take into account the outcome of this advisory vote when considering how frequently to seek an advisory say-on-pay vote in future years.
While the Board recommends that a say-on-frequency vote occur every year, you are not voting to approve or disapprove of the Board’s recommendation. Rather, you will be able to express your preference regarding the frequency of future say-on-pay votes, as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain.
If no frequency option receives the affirmative vote of a majority in voting power of the shares in attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter, the Board and Compensation Committee will consider the option that receives the most votes as the option selected by stockholders.

COMPENSATION DISCUSSION AND ANALYSIS
General
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2021, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2021 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2021, which consist of our principal executive officer (now our former principal executive officer), our principal financial officer and our three most other highly compensated executive officers for fiscal year 2021, are:
•Clinton Carnell, former Chief Executive Officer;
•Liyuan Woo, Chief Financial Officer;
•Indra Pamamull, President of APAC;
•Stephan Becker, President of EMEA;
•Daniel Watson, EVP, Sales America.
Ms. Pamamull and Mr. Becker commenced employment with us on August 9, 2021 and October 1, 2021, respectively. Mr. Carnell served as our Chief Executive Officer during our full fiscal year 2021, and his employment with us terminated on December 31, 2021.
Executive Summary
2021 Performance Highlights
Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2021 was aligned with the Company’s performance during 2021. Highlights of that performance include:
•Delivered net sales of $260.1 million compared to $119.1 million in 2020.
•Increased adjusted gross margin to 74.0% compared to 65.5% in 2020.
•Adjusted EBITDA increased to $32.7 million from $7.7 million in 2020.
•Closed convertible senior notes offering, generating net proceeds of $638.7 million
•Announced 100% of the Company’s warrants were exercised or redeemed, generating cash proceeds of $185.4 million.
•Directly entered new countries via the acquisition of four distributors.

2021 Compensation Highlights. Consistent with our compensation philosophy, key compensation decisions for 2021 included the following:
•Base Salaries and Target Annual Cash Incentive Opportunities. The 2021 base salaries and target bonuses for our NEOs remained level or were increased in order to position base salaries at median and target bonuses from median to the 75 percentile, based on the market analysis of our independent compensation consultant, as described further below. We believe that providing base salaries and target bonuses at this level allows us to attract and retain superior talent in a competitive market.
•Annual Cash Incentives. For 2021, our compensation committee (the “Compensation Committee”) selected performance goals for our performance based annual bonus program that were intended promote our business plan and short-term goals, including with respect to revenue and adjusted EBITDA. In light of our achievement of each of the performance goals, the Compensation Committee determined to pay out annual bonuses at 200% of target for each of our NEOs (other than Mr. Carnell, whose 2021 performance bonus was paid at target as part of the severance benefits he received in connection with his termination of employment with us on December 31, 2021).
•Equity-Based Long Term Incentives. In 2021, we granted approximately 90% of our NEOs’ target direct compensation as equity-based compensation in the form of stock options and performance-based restricted stock units ("PSUs"). We believe that stock options and PSUs effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our common stock. Stock options require an increase in stockholder value in order for our NEOs to realize any value, and PSUs provide additional retentive value while also aligning the interests of our NEOs with those of our stockholders.

Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do
✓	Pay the vast majority of executive compensation in the form of incentive awards.	X	Do not pay guaranteed bonuses.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide excessive perquisites.
✓	Take into consideration the compensation levels of an appropriate and relevant peer group of companies when setting compensation.	X	Do not provide tax gross-ups.
✓	Engage an independent compensation consultant to advise our Board and Compensation Committee.	X	Do not reprice our underwater stock option awards without shareholder approval.
✓	Require our NEOs to satisfy meaningful stock ownership guidelines to strengthen the alignment with our shareholders’ interests.	X	Do not allow executives to participate in the determination of their own compensation
✓	Cap the maximum payout under our annual incentive awards and maximum vesting percentage of our PSUs	X	Do not allow for pledging of our common stock or for employees to hedge or sell short our common stock.
Stockholder Advisory Vote on Executive Compensation
We expect to hold our first non-binding advisory vote to approve the compensation of our NEOs at our next annual stockholder meeting.
Executive Compensation Objectives and Philosophy
The key objective in our executive compensation program is to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:
•Reward achievement of both operating performance and strategic objectives;
•Align the interests of our management and our investors by varying compensation based on short term and long term business results and delivering a large portion of total pay tied to our stock;
•Differentiate rewards based on performance against business objectives to drive a pay for performance culture, with a major portion of executive pay based on achievement of financial performance goals; and
•To attract the very best talent necessary for our continued success, we strive to pay base pay at the market median and variable short-and long-term compensation ranging from median to the 75 percentile.
We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”
Determination of Executive Compensation
Role of Compensation Committee and Executive Officers
The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, other than with respect to our CEO, whose compensation is determined by the board of directors (the “Board”).
In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on results, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendation from the Compensation Committee.
Role of Compensation Consultant
In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained FW Cook as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated FW Cook’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that FW Cook does not have any conflicts of interest in advising the Compensation Committee. FW Cook did not provide any other services to the Company in 2021. In consultation with FW Cook, in December 2020, our Compensation Committee selected our peer group for 2021 as follows, focusing on market capitalization, revenues, industry, and growth-oriented publicly-traded companies:

Anika Therapeutics	AltiCure	BioTelemetry	Cardiovascular Systems
Cerus Corporation	CryoLife	Cryoport	Cutera
e.l.f. Beauty	Inogen	iRhythm Technologies	Mesa Laboratories
OraSure Technologies	Sientra	STAAR Surgical	Yeti Holdings

In February 2021, FW Cook provided an analysis of data derived from (i) members of our peer group and (ii) the industry-specific survey, the constituent companies of which were not provided to the Compensation Committee. For 2021, the Compensation Committee used FW Cook’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.
Elements of Compensation
The primary elements of our NEOs’ compensation and the main objectives of each are:
•Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;
•Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives;
•Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and PSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain key executive talent.
In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2021 is described further below.
Base Salary
The base salaries of our named executive officers are an important part of their total compensation packages, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program and provides our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee, and with respect to our Chief Executive Officer, the Board, annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. Following such determinations, our NEOs’ base salaries for 2021 were as set forth below:

Name	2021 Annualized Base Salary
Clinton Carnell	675,000
Liyuan Woo	415,000
Indra Pamamull (1)	399,265
Stephan Becker (2)	351,044
Daniel Watson	371,196
_______________

(1)    Cash compensation was paid in SGD and was converted to USD using the exchange rate at December 31, 2021 of 0.73938
(2)    Cash compensation was paid in EUR and was converted to USD using the exchange rate at December 31, 2021 of 1.1324
Cash Incentive Compensation
Annual cash incentive bonuses are an important component of our total compensation program and provides incentives necessary to retain executive officers. Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named NEO’s base salary (with actual bonuses capped at 200% of the applicable NEO’s target bonus). In fiscal 2021, our NEOs target annual bonuses (expressed as a percentage of base salary) were as follows:

Named Executive Officer	Target Bonus (Percentage of Base Salary)
Clinton Carnell	100%
Liyuan Woo	60%
Indra Pamamull	60%
Stephan Becker	60%
Daniel Watson	60%

The performance goals applicable to our 2021 annual bonus program included revenue (weighted at 75%) and adjusted EBITDA (weighted at 25%), as set forth in the table below. Our Compensation Committee believes that using revenue as a performance metric drives our overall performance while ensuring our NEOs are aligned with our business strategy, and that using adjusted EBITDA as a performance metric focuses our NEOs on sustaining revenue growth that is profitable. In order for any payouts to be made under our 2021 annual bonus program, adjusted EBITDA had to be attained at 85% or more of the target level.

Performance Metrics	Weighting	Threshold	Target	Maximum
Revenue	75%	$164.4M	$193.4M	$232.1M
Adjusted EBITDA	25%	$21.25M	$25M	$30M
Based on our 2021 performance, our revenue and EBITDA performance metrics were attained at 134% ($260.1 million) and 130% ($32.7 million) of target level, respectively and, accordingly, such Company performance goals were determined to be attained at 200% after taking into account their respective weightings.
Each NEO’s (other than Mr. Carnell’s, as discussed below) actual performance bonus was determined by multiplying 200% by such NEO’s target bonus, and the performance bonuses for Ms. Pamamull and Mr. Becker were pro-rated for 2021 based on their partial years of employment with us.
The 2021 performance bonuses earned by our NEOs are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2021 Summary Compensation Table” below. Pursuant to the terms of Mr. Carnell’s employment agreement with us, his 2021 performance bonus was paid at target as part of the severance benefits he received in connection with his termination of employment with us on December 31, 2021. Mr. Carnell also received an additional 2021 bonus equal to $578,835 as part of his severance benefits.
Equity-Based Long-Term Incentive Awards
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders.
Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.
In connection with the Business Combination, employees’ existing long-term incentives vested in full and no longer provided retentive value. To retain and motivate NEOs and employees for the next stage of the Company’s growth, the Compensation Committee approved one-time staking grants of stock options to certain employees. The one-time awards of stock options granted to our NEOs pursuant to the 2021 Plan vest over four years, with 25% of the shares vesting on each of the first four anniversaries of the respective Closing Date, subject to the NEO’s continued service with the Company through the applicable vesting date. The options granted expire on the 10th anniversary of their respective grant dates.
To drive the Company’s aggressive growth and performance strategy, the Compensation Committee deemed it crucial to motivate NEOs to achieve significant outperformance objectives. As a result, in addition to the one-time stock options staking awards, select NEOs received PSUs with performance-based vesting determined by achievement of stretch stock price goals. It was intended that this component would reward NEOs for exceptional performance and, similarly, no pay would be delivered for performance that failed to meet the objectives established by the Compensation Committee. The Compensation Committee believes this approach helps to align the compensation and objectives of the NEOs with the Company and its stockholders.
In 2021, we made the following grants of stock options and PSUs to our NEOs:

Name	Number of Shares Underlying Stock Options	Number of PSUs (at threshold / target)	Number of PSUs (at maximum)
Clinton Carnell	3,100,000	250,000	375,000
Liyuan Woo	744,000	125,000	187,500
Indra Pamamull	372,000	125,000	187,500
Stephan Becker	372,000	125,000	187,500
Daniel Watson	310,000	—	—

These grants were approved by the Compensation Committee and the Board following consideration of the factors set forth above under “Determination of Executive Compensation.”

The PSUs awarded to our NEOs pursuant to the 2021 Plan may be earned over a four-year performance period based on each NEO’s continuation in service through the end of the performance period and the attainment of pre-determined goals related to the Company’s stock price. The actual number of PSUs that will vest on the last day of performance period will be determined based on the greater of (i) the Company’s average stock price during the 90-day period ending on the third anniversary of the vesting commencement date and (ii) the Company’s average stock price during the 90-day period ending on the fourth anniversary of the vesting commencement date, as follows:

Average Stock Price During the Applicable Measurement Period	Vesting Percentage (% of Maximum)
Less than $25.00	0%
$25.00	66.67%
$30.00	80%
$37.50 or greater	100%

If the Company’s average stock price falls between $25.00 and $30.00, or between $30.00 and $37.50, the vesting percentage used to determine the number of earned PSUs will be interpolated on a linear basis.
For a description of certain accelerated vesting provisions applicable to the stock options and PSUs granted to our NEOs during 2021, see “-Potential Payments Upon Termination or Change in Control” below.
Employee and Other Benefits
Our NEOs are eligible to participate in a variety of retirement, health, insurance and welfare and paid time off benefits similar to, and on the same basis as, our other salaried employees.
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
In 2022, we started to maintain a Deferred Compensation Plan for certain employees and members of the Board. The Deferred Compensation Plan permits eligible participants to defer receipt of compensation pursuant to the terms of the plan. The Deferred Compensation Plan permits participants to contribute, on a pre-tax basis, up to (i) 5% - 75% of the participant’s base salary, (ii) 5% - 100% of the participant’s bonus/commissions, and (iii) 5% - 66% of the participant’s restricted stock units earned in the upcoming plan year. We may credit a participant’s account with Company contributions in our sole discretion. Plan participants may designate investments for deferrals in a variety of different deemed investment options. To preserve the tax deferred status of deferred compensation plans, the IRS requires that the available investment alternatives be “deemed investments.” Participants do not have an ownership interest in the funds they select; the funds are only used to measure the gains or losses that are attributed to the participant’s deferral account over time.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
We do not provide excessive perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.
We do not generally provide any tax “gross ups” to our named executive officers.
Severance and Change in Control Arrangements
We are party to employment agreements or an employment offer letter with each of our NEOs which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs (other than Mr. Carnell) would have been eligible to receive as of December 31, 2021, and a description of the severance payments and benefits provided to Mr. Carnell in connection with his separation, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations
Clawback Policy We believe in maintaining best practices for our executive compensation program. Consistent with that belief, our board of directors has adopted a “clawback” policy with respect to excess incentive-based cash and equity compensation in the event of a material restatement of our publicly disclosed financial statements as a result of material noncompliance with financial reporting requirements under applicable law. The policy provides the Compensation Committee with the discretion to recover cash incentives and equity and equity-based awards from current and former executive officers, as well as from other senior executives or employees who the Compensation Committee determines are subject to the policy.
Stock Ownership Guidelines We believe that stock ownership aligns the interests of our named executive officers and directors with our stockholders and encourages long-term management of the Company for the benefit of its stockholders. Accordingly, for 2022 we developed stock ownership guidelines that apply to our NEOs and to our non-employee directors aligned to the market median.

Named Executive Officer Guidelines
CEO and Executive Chair	Ownership Multiple	6x base salary
	Years to Comply	5 years to meet
Other NEOs	Ownership Multiple	3x base salary
	Years to Comply	5 years to meet

Non-Employee Director Guidelines
Non-Employee Directors	Ownership Multiple	5x cash retainer
	Years to Comply	5 years to meet
Under our stock ownership guidelines, shares counted toward the ownership requirements include vested shares, vested and unvested time-based restricted stock, restricted stock units, deferred stock units, stock held in the Company’s 401(k) plan and stock owned in trust by spouses or children. NEOs and non-employee directors are required to retain 100% of the after-tax shares received from the Company if guidelines are not met within five years.
Derivatives Trading, Hedging, and Pledging Policies. Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director to may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences. Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

“Golden Parachute” Payments. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and this proxy statement. The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
COMPENSATION COMMITTEE
Doug Schillinger (Chair)
Desiree Gruber
Brian Miller
Members of the Compensation Committee

EXECUTIVE COMPENSATION TABLES
2021 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Clinton Carnell,	2021	672,500	—	2,287,500	21,266,037	2,300,903	26,526,940
Former Chief Executive Officer (3)	2020	661,154	300,000	—	487,415	11,200	1,459,769
	2019	580,769	541,054	—	—	11,000	1,132,823
Liyuan Woo,	2021	412,500	498,000	1,143,750	5,103,849	—	7,158,099
Chief Financial Officer	2020	107,692	—	—	617,773	—	725,465
Indra Pamamull, President APAC (4)	2021	158,798	199,633	2,643,750	4,082,665	—	7,084,846
Stephan Becker, President EMEA (5)	2021	87,761	105,313	3,811,875	5,259,211	5,095	9,269,255
Daniel Watson,	2021	369,104	445,436	—	2,126,604	11,400	2,952,544
EVP Sales Americas	2020	362,571	171,600	—	50,296	11,200	595,667
	2019	340,661	357,095	—	—	11,000	708,756
_______________
(1)     The amounts reflect the actual amount earned by each NEO under the Company’s performance-based cash incentive bonus program for 2021. Please see the description of the annual bonus program under “Cash Incentive Compensation” above.
(2)     Amounts reflect the full grant-date fair value of PSUs and stock options granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. The value of the PSU awards set forth above is based on the probable outcome of the performance conditions on the grant date. We provide information regarding the assumptions used to calculate the value of all PSUs and stock options granted to our NEOs in Note 13 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)     Mr. Carnell served as our Chief Executive Officer during our full fiscal year 2021, and his employment with us terminated on December 31, 2021. Amounts in all other compensation column represent the Company’s contributions under its 401(k) plan of $11,400 and severance payments and benefits that Mr. Carnell became entitled to receive upon his termination of employment with us on December 31, 2021, consisting of: (i) continued payment of his base salary in effect as of his separation date for a period of 18 months (or $1,012,500), (ii) total cash payments equal to $1,253,835, reflecting his 2021 bonus payments; and (iii) reimbursement of the employer portion of COBRA premium payments for up to 18 months following termination (with an estimated aggregate value of $23,168). Stock and option awards granted to Mr. Carnell during fiscal year 2021 were forfeited upon his termination.
(4)     Ms. Pamamull commenced employment with us on August 9, 2021. Salary and non-equity incentive plan compensation for Ms. Pamamull was paid in SGD and was converted to USD using the exchange rate at December 31, 2021 of 0.73938.
(5)    Mr. Becker commenced employment with us on October 1, 2021. Salary, non-equity incentive plan compensation and all other compensation for Mr. Becker was paid in EUR and was converted to USD using the exchange rate at December 31, 2021 of 1.1324. All other compensation included Mr. Becker’s monthly car allowance pursuant to his employment agreement.

Grants of Plan-Based Awards in Fiscal 2021

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2021 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2021:

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (*)			Estimated Future Payouts Under Equity Incentive Plan Awards (1)		All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
	Grant Date	Threshold($)	Target ($)	Maximum($)	Threshold/Target (#)	Maximum(#)
Clinton Carnell (4)	5/6/2021	—	—	—	250,000	375,000	—	—	2,287,500
	5/6/2021	—	—	—	—	—	3,100,000	12.85	21,266,037
	—	270,000	675,000	1,350,000	—	—	—	—	—
Liyuan Woo	5/6/2021	—	—	—	125,000	187,500	—	—	1,143,750
	5/6/2021	—	—	—	—	—	744,000	12.85	5,103,849
	—	99,600	249,000	498,000	—	—	—	—	—
Indra Pamamull	8/12/2021	—	—	—	125,000	187,500	—	—	2,643,750
	8/12/2021	—	—	—	—	—	372,000	20.63	4,082,665
	—	95,824	239,559	479,118	—	—	—	—	—
Stephan Becker	10/1/2021	—	—	—	125,000	187,500	—	—	3,881,875
	10/1/2021	—	—	—	—	—	372,000	26.50	5,259,211
	—	84,250	210,626	421,252	—	—	—	—	—
Daniel Watson	5/6/2021	—	—	—	—	—	310,000	12.85	2,126,604
	—	89,087	222,718	445,436	—	—	—	—	—
_______________
(*)     Amounts in this column represent cash performance bonus opportunities for the named executive officers in 2021 under our annual bonus program, which is described above under “Cash Incentive Compensation”
(1)     Represents PSUs granted under the 2021 Plan. The PSUs may be earned over a four-year performance period based on the applicable NEO’s continuation in service through the end of the performance period and the attainment of pre-determined goals related to the Company’s stock price.
(2)     Represents stock options granted pursuant to the 2021 Plan, which vest over four years, with 25% of the shares vesting on each of the first four anniversaries of the applicable grant date, subject to the applicable NEO’s continued employment with the Company through the applicable vesting date.
(3)    Amounts reflect the full grant-date fair value of the PSUs or options, as applicable, granted during fiscal year 2021 in accordance with ASC Topic 718. The value of PSU awards set forth above is based on the probable outcome of the performance conditions on the grant date. We provide information regarding the assumptions used to calculate these values in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(4)     Stock and option awards granted to Mr. Carnell during fiscal year 2021 were forfeited upon his termination.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Summary of Executive Compensation Arrangements
Each of our NEOs is (or, with respect to Mr. Carnell, was during 2021) party to an employment agreement or employment offer letter, as applicable, with us, as more fully described below. For information regarding the severance payments and benefits that our NEOs are eligible to receive, please see “-Potential Payments Upon Termination or Change in Control” below.
Employment Agreements with Mr. Carnell and Ms. Woo
Effective May 4, 2021, the Company entered into employment agreements with each of Mr. Carnell and Ms. Woo. Pursuant to their respective employment agreements, Mr. Carnell was and Ms. Woo is entitled to (i) an annual base salary of $675,000 and $415,000, respectively, (ii) an annual cash performance bonus targeted at 100% and 60% of base salary, respectively, (iii) eligibility for annual long-term incentive awards beginning in 2022, with the form of such award and the value of such awards determined by the Compensation Committee, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other senior executives of the Company. Mr. Carnell’s employment agreement also provided that the Company would reimburse him for up to $50,000 in legal fees incurred by him in connection with the negotiation of his employment agreement.
Pursuant to their respective employment agreements, Mr. Carnell and Ms. Woo received the following one-time equity awards during 2021: (1) an award of stock options to purchase 3,100,000 shares of Company common stock and 744,000 shares of Company common stock, for Mr. Carnell and Ms. Woo, respectively, and (2) an award of performance-based restricted stock units covering 375,000 shares at maximum of Company common stock and 187,500 shares at maximum of Company common stock for Mr. Carnell and Ms. Woo, respectively. Stock and option awards granted to Mr. Carnell during fiscal year 2021 were forfeited upon his termination. For additional detail regarding the options and PSUs granted to Mr. Carnell and Ms. Woo during 2021, please see “Compensation Discussion and Analysis-Equity-Based Long-Term Incentive Awards.”
In connection with their entrance into the employment agreements, each of Mr. Carnell and Ms. Woo also entered into proprietary information and inventions assignment agreements which contain indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition and customer non-solicitation covenants effective during employment, and employee non-solicitation covenants effective during the applicable NEO’s employment and for up to one year following termination.
Employment Offer Letter with Ms. Pamamull
Effective August 9, 2021, the Company entered into an employment offer letter with Ms. Pamamull. Pursuant to her offer letter, Ms. Pamamull is entitled to (i) an annual base salary of $399,265, (ii) an annual cash performance bonus targeted at 60% of base salary, and (iii) eligibility for standard employee benefits and pension benefits.
In connection with her commencement of employment with us, Ms. Pamamull received the following one-time equity awards during 2021: (1) an award of stock options to purchase 372,000 shares of Company common stock and (2) an award of performance-based restricted stock units covering 187,500 shares at maximum of Company common stock. For additional detail regarding the option and PSUs granted to Ms. Pamamull during 2021, please see “Compensation Discussion and Analysis-Equity-Based Long-Term Incentive Awards.”
Ms. Pamamull’ s offer letter also contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, and customer and employee non-solicitation covenants effective during her employment and for up to one year following termination.
Employment Agreement with Mr. Becker
Effective October 1, 2021, the Company entered into an employment agreement with Mr. Becker. Pursuant to his employment agreement, Mr. Becker is entitled to (i) an annual base salary of $351,044, (ii) an annual cash performance bonus targeted at 60% of base salary, (iii) eligibility for annual long-term incentive awards beginning in 2022, with the form of such award and the value of such awards determined by the Compensation Committee, (iv) a car allowance of $1,699 per month, and (v) eligibility for standard employee benefits.
Pursuant to his employment agreement, Mr. Becker received the following one-time equity awards during 2021: (1) an award of stock options to purchase 372,000 shares of Company common stock and (2) an award of performance-based restricted stock units covering 187,500 shares at maximum of Company common stock. For additional detail regarding the option and PSUs granted to Mr. Becker during 2021, please see “Compensation Discussion and Analysis-Equity-Based Long-Term Incentive Awards.”
Mr. Becker’s employment agreement also contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, and non-competition covenants effective during employment.
Employment Offer Letter with Mr. Watson
Effective May 4, 2021, the Company entered into an employment offer letter with Mr. Watson. Pursuant to his offer letter, Mr. Watson is entitled to (i) an annual base salary of $371,197, (ii) an annual cash performance bonus targeted at 60% of base salary, (iii) eligibility for annual long-term incentive awards beginning in 2022, with the form of such award and the value of such awards determined by the Compensation Committee, and (iv) eligibility to participate in the Company’s employee benefit plans on the same terms as other similarly-situated employees of the Company.
Pursuant to his offer letter, Mr. Watson received a one-time equity award during 2021 of stock options to purchase 310,000 shares of Company common stock. For additional detail regarding the option granted to Mr. Watson during 2021, please see “Compensation Discussion and Analysis-Equity-Based Long-Term Incentive Awards.”

In connection with his entrance into the offer letter, Mr. Watson also entered into a proprietary information and inventions assignment agreement which contains indefinite confidentiality and non-disclosure restrictions, invention assignment provisions, non-competition and customer non-solicitation covenants effective during employment, and employee non-solicitation covenants effective during his employment and for up to one year following termination.

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Clinton Carnell (4)	—	3,100,000	—	12.85	5/6/2031	—	—	375,000	7,248,000
Liyuan Woo	—	744,000	—	12.85	5/6/2031	—	—	187,500	3,624,000
Indra Pamamull	—	372,000	—	20.63	8/12/2031	—	—	187,500	3,624,000
Stephan Becker	—	372,000	—	26.50	10/1/2031	—	—	187,500	3,624,000
Daniel Watson	—	310,000	—	12.85	5/6/2031	—	—	—	—
_______________
(1)    Represents stock options granted pursuant to the 2021 Plan that vest over four years, with 25% of the shares vesting on each of the first four anniversaries of the applicable grant date (which was March 6, 2021 for each of Messrs. Carnell and Watson and Ms. Woo, August 12, 2021 for Ms. Pamamull, and October 1, 2021 for Mr. Becker), subject to continued employment with the Company through the applicable vesting date. Such stock options are also subject to accelerated vesting in certain circumstances, as described below under “Potential Payments Upon Termination or Change in Control-Accelerated Vesting of Equity Awards.”
(2)    Represents PSUs granted under the 2021 Plan that may be earned over a four-year performance period ending December 31, 2024 based on each NEO’s continuation in service through the end of the performance period and the attainment of pre-determined goals related to the Company’s stock price. For additional information, see “Compensation Discussion and Analysis-Equity-Based Long-Term Incentive Awards” above. Such PSUs are also subject to accelerated vesting in certain circumstances, as described below under “Potential Payments Upon Termination or Change in Control-Accelerated Vesting of Equity Awards.”
(3)    The market value of unvested PSUs is calculated assuming stretch performance and based on the closing price of our common stock ($24.16) as reported on The Nasdaq Capital Market on December 31, 2021.
(4)    Stock and option awards granted to Mr. Carnell during fiscal year 2021 were forfeited upon his termination.
Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and benefits that would be made to our NEOs upon certain qualifying terminations of their employment with the Company. We are party to an employment agreement with Ms. Woo which provides for certain severance protections, and each of Messrs. Becker and Watson and Ms. Pamamull participate in our Executive Severance Plan. The severance payments and benefits provided by such employment agreement and our Executive Severance Plan are more fully described below.

We were party to an employment agreement with Mr. Carnell during 2021. In connection with Mr. Carnell’s separation from employment with the Company on December 31, 2021, his employment agreement terminated and he became entitled to certain severance payments and benefits, as further described below.

Employment Agreement with Ms. Woo

Under her employment agreement, if Ms. Woo’s employment is terminated before or more than twelve months after a “change in control” by the Company (as defined in the 2021 Plan) without “cause” or by Ms. Woo for “good reason” (each as defined in her employment agreement), she will be entitled to the following: (i) any earned, but unpaid annual bonus for the year prior to the year of termination, (ii) continued payment of her base salary for 18 months following termination, (iii) a prorated target annual bonus for the year of termination, and (iv) reimbursement of the employer portion of COBRA premium payments for up to 18 months following termination (collectively, the “Severance Benefits”).

If, within 12 months following the consummation of a “change in control” of the Company, Ms. Woo’s employment is terminated by the Company without “cause” or by Ms. Woo for “good reason”, she will be entitled to receive the Severance Benefits, along with a cash payment equal to one and one-half (1.5) times her target annual bonus for the year of termination.

If Ms. Woo’s employment is terminated due to her death or “disability” (as defined in her employment agreement) she (or her estate, as applicable) will receive a lump sum cash payment equal to her prorated target annual bonus for the year of termination, and any earned, but unpaid annual bonus for the year prior to the year of termination.

Ms. Woo’s right to receive the foregoing severance payments and benefits is contingent upon her execution and non-revocation of a general release of claims in favor of the Company. Her employment agreement also includes a Section 280G “best pay” provision, which provides that if any amount received by her pursuant to the agreement or otherwise that would be subject to the excise tax imposed by Section 4999 of the Code, she would receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever would result in the largest payment to her on an after-tax basis.

Executive Severance Plan

Each of Messrs. Becker and Watson and Ms. Pamamull participate in our Executive Severance Plan, which provides that upon a termination of the applicable NEO’s employment without “cause” or for “good reason” (each as defined in the Executive Severance Plan) before or more than twelve months after a “change in control” by the Company (as defined in the 2021 Plan), the NEO will be entitled to: (1) continued payment of his or her base salary for 12 months (or, for Ms. Pamamull, six months) following termination, (2) a prorated target annual bonus for the year of termination, and (3) reimbursement of the employer portion of COBRA premium payments for 12 months (or, for Ms. Pamamull, six months) following termination.

If, within 12 months following the consummation of a “change in control” of the Company, the applicable NEO’s employment is terminated without “cause” or for “good reason”, the NEO will be entitled to receive the same severance benefits outlined above, along with a cash payment equal to 100% (or, for Ms. Pamamull, 50%) of the NEO’s target annual bonus for the year of termination.

The severance payments and benefits under the Executive Severance Plan are subject to the applicable NEO’s execution of a release of claims in favor of us. The Executive Severance Plan also includes a Section 280G “best pay” provision, which provides that if any amount received by the NEO pursuant to the Executive Severance Plan or otherwise that would be subject to the excise tax imposed by Section 4999 of the Code, the NEO would receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever would result in the largest payment to the NEO on an after-tax basis.

Mr. Carnell’s Severance Benefits

In connection with his separation from employment with us on December 31, 2021, Mr. Carnell became entitled to the following severance payments and benefits: (i) continued payment of his base salary in effect as of his separation date for a period of 18 months (representing an aggregate amount equal to $1,012,500), (ii) total cash payments equal to $1,253,835, reflecting his 2021 bonus payments, and (iii) reimbursement of the employer portion of COBRA premium payments for up to 18 months following termination (valued at $23,168). Such severance payments and benefits were contingent upon Mr. Carnell’s execution and non-revocation of a general release of claims in favor of the Company.

Accelerated Vesting of Equity Awards

Our NEOs are entitled to accelerated vesting of their stock options and PSUs upon certain terminations of employment, as described below.

Stock Options

Upon an NEO’s termination of employment with us due to his or her death or “disability” or, if a “change in control” of the Company is consummated after May 4, 2022 and an NEO’s employment is terminated by us without “cause” or due to such NEO’s resignation for “good reason,” in either case, within 12 months following the consummation of the change in control, his or her options will immediately vest in full. In addition, the stock options held by each of our NEOs other than Mr. Carnell and Ms. Woo provide that if a change in control of the Company occurs prior to May 4, 2022 (or pursuant to a binding agreement entered into prior to May 4, 2022) and the applicable NEO’s employment is terminated by us without “cause” or due to such NEO’s resignation for “good reason,” in either case, within 12 months following the consummation of the change in control, the option will vest pro-rata through the date of such termination (as if such option had originally been subject to monthly, rather than annual, vesting). Any accelerated vesting applicable to the NEOs’ stock options is subject to the applicable NEO’s execution of a release of claims in favor of us.

Performance-Based Restricted Stock Units

In the event that a “change in control” of the Company is consummated during the four-year performance period applicable to our NEOs’ PSUs and the applicable NEO remains in employment with us until at least immediately prior to such change in control, then (i) if the underlying shares are not publicly traded following the consummation of the change in control and there is not an “assumption” of the PSUs, then a number of PSUs will vest upon the change in control based on the per-share consideration paid (or payable) in connection with the change in control (or, if the change in control is consummated after the third anniversary of the applicable vesting commencement date, based on the Company’s average stock price during the 90-day period ending on the third anniversary of the vesting commencement date (if greater)); and (ii) if the underlying shares are not publicly traded following the consummation of the change in control and there is an “assumption” of the PSUs, the PSUs will convert into a number of unvested restricted stock units based on per-share consideration paid (or payable) in connection with the change in control (or, if the change in control is consummated after the third anniversary of the applicable vesting commencement date, based on the Company’s average stock price during the 90-day period ending on the third anniversary of the vesting commencement date (if greater)). The unvested restricted stock units (as so assumed and adjusted) would remain outstanding and eligible to vest on the last day of the performance period, subject to the NEO’s continued service through the applicable vesting date.

In the event the NEO’s service with the Company terminates prior to the last day of the performance period, the PSUs will vest or be forfeited as follow (with any vesting subject to the applicable NEO’s execution of a release of claims in favor of us):

Reason for Termination	If Termination Occurs Before 3rd Anniversary of the Applicable Vesting Commencement Date, then:	If Termination Occurs On or After 3rd Anniversary of, but before 4th Anniversary of, the Applicable Vesting Commencement Date, then:
Death or Disability	A number of PSUs will vest based on the Company’s average stock price over the 90 days ending on and including the termination date.
A number of PSUs will vest based on the greater of (i) the Company’s average stock price over the 90 days ending on and including the termination date and (ii) the Company’s average stock price over the 90-day period ending on the 3rd anniversary of the vesting commencement date.

Without cause or for good reason prior to the consummation of a change in control	All PSUs will be forfeited without payment upon such termination.	A number of PSUs will vest based on the Company’s average stock price over the 90-day period ending on the 3rd anniversary of the vesting commencement date.
Without cause or for good reason within 24 months after consummation of a change in control	A number of PSUs will vest based on the Company’s average stock price over the 90 days ending on and including the termination date.
A number of PSUs will vest based on the greater of (i) the Company’s average stock price over the 90 days ending on and including the termination date and (ii) the Company’s average stock price over the 90-day period ending on the 3rd anniversary of the vesting commencement date.

Any other reason (including for cause or without good reason)	All PSUs will be forfeited without payment upon such termination.	All PSUs will be forfeited without payment upon such termination.

Estimated Potential Payments

The following table summarizes the payments that would have been made to our NEOs (other than Mr. Carnell, whose employment with us ended on December 31, 2021 and show severance and termination benefits are described above under “-Mr. Carnell’s Severance Benefits”) upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2021. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Type of Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)	Termination due to Death or Disability ($)
Liyuan Woo	Cash - Base Salary	622,500	622,500	—
	Cash - Target Bonus	249,000	622,500	—
	Equity Acceleration (1)	—	3,113,016	11,527,656
	All Other Payments or Benefits	22,875	22,875	—
	Total (2)	894,375	4,380,891	11,527,656
Indra Pamamull	Cash - Base Salary	199,633	199,633	-
	Cash - Target Bonus	239,559	359,339	-
	Equity Acceleration (1)	—	3,249,804	4,426,176
	All Other Payments or Benefits	6,356	6,356	-
	Total (2)	445,548	3,815,132	4,426,176
Stephen Becker	Cash - Base Salary	351,044	351,044	—
	Cash - Target Bonus	210,626	421,253	—
	Equity Acceleration (1)	—	3,113,016	3,113,016
	All Other Payments or Benefits	5,592	5,592	-
	Total (2)	567,262	3,890,905	3,113,016
Daniel Watson	Cash - Base Salary	371,196	371,196	—
	Cash - Target Bonus	222,718	445,436	—
	Equity Acceleration (1)	—	584,350	3,506,100
	All Other Payments or Benefits	12,102	12,102	—
	Total (2)	606,016	1,413,084	3,506,100
_______________
(1)With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $24.16, the closing trading price of our common stock on December 31, 2021 as reported on The Nasdaq Capital Market and (ii) subtracting the exercise price for the options. With respect to PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated PSUs by $24.16, the closing trading price of our common stock on December 31, 2021.
(2)Amounts shown are the maximum potential payments and benefits the applicable NEO would have received as of December 31, 2021 (without taking into account any Code Section 280G “best pay” provision that may result in the reduction of such payments and benefits).

2021 DIRECTOR COMPENSATION

The following table provides compensation information for fiscal year 2021 for each non-employee member of our Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Brent Saunders (3)	—	2,182,492(2)	12,759,622	—	14,942,118
Michael D. Capellas	42,918	134,986	—	—	177,904
Dr. Julius Few	33,014	134,986	—	—	168,000
Michelle Kerrick	46,219	134,986	—	—	181,205
Brian Miller	37,966	134,986	—	—	172,952
Desiree Gruber	29,199	123,737	—	—	152,936
Douglas Schillinger	46,219	134,989	—	—	181,205
_______________
(1)    Amounts reflect the full grant-date fair value of time-based RSUs and, for Mr. Saunders only, stock options granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock units and option awards made to our directors in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)    Mr. Saunders serves as our Executive Chairman and is also an employee of the Company. The compensation set forth in the table above for Mr. Saunders was solely in respect of his services as a member of our Board. Stock Awards consist of restricted stock units issued in lieu of Director Fees ($809,992) and performance-based restricted stock units ($1,372,500).
(3)    To compensate Mr. Saunders for his service as our Executive Chairman, Mr. Saunders was eligible to receive annual compensation for 2021 targeted at 60% of Mr. Carnell’s annual compensation, based on market data for an executive chairman. For 2021, Mr. Saunders received restricted stock units covering 30,963 shares of our common stock, which had a grant-date value of $809,992 (representing 60% of Mr. Carnell’s annualized target cash compensation). The restricted stock units vested in full on December 31, 2021, upon Mr. Saunders’ continuation in service through such date. Mr. Saunders also received a stock option to purchase 1,860,000 shares of our common stock at $12.85 per share and an award of PSUs covering 225,000 shares (at maximum) (each representing 60% of the option and PSU award granted to Mr. Carnell during 2021). The vesting provisions of Mr. Saunders’ option and PSU award mirror those of our NEOs and are described more fully in the Compensation Discussion and Analysis above under “-Equity Based Long-Term Incentive Awards”.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2021 by each non-employee director:

Name	Option Awards Outstanding at 2021 Fiscal Year End	Unvested Stock Awards Outstanding at 2021 Fiscal Year End	PSUs (at maximum)
Brent Saunders	1,860,000	—	225,000
Michael D. Capellas	—	5,160	—
Dr. Julius Few	—	5,160	—
Michelle Kerrick	—	5,160	—
Brian Miller	—	5,160	—
Desiree Gruber	—	4,730	—
Douglas Schillinger	—	5,160	—
Non-Employee Director Compensation Program
We maintain a compensation program for our non-employee directors under which each non-employee director receives the following amounts for their service on the Board:
•an annual cash retainer of $45,000 for each non-employee director;
•an annual cash retainer of $10,000 for the chair of the audit committee, $7,500 for the chair of the compensation committee and $5,000 for the chair of the nominating and corporate governance committee;
•an annual cash retainer of $10,000 for each member of the audit committee; $7,500 for each member of the compensation committee and $5,000 for each member of the nominating and corporate governance committee;
•an annual cash retainer of $25,000 for the lead director, if applicable; and
•an annual equity award in the form of restricted stock units with a grant date fair value of $135,000 (the “Annual Award”), which vests on the earlier of the one-year anniversary of the grant and the next annual meeting of stockholders to occur following the grant date, subject to the director’s continuous service and further subject to full accelerated vesting upon a change in control of the Company or the applicable director’s termination of service due to death or disability; and
•for directors who are elected or appointed to the Board on a date other than the date of any annual meeting of stockholders, a pro-rated Annual Award in connection with his or her commencement of service on the Board.
Director fees under the program are payable in arrears in four equal quarterly installments.
Compensation Risk Assessment
We believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us or create undesired or unintentional risk of a material nature. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Compensation Committee monitors our compensation programs on at least an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(6)
Equity compensation plans approved by security holders	8,140,795	$17.01	8,667,882
Equity compensation plans not approved by security holders	—	—	—
Totals	8,140,795 (1)	$17.01 (2)	8,667,882 (3)
_______________
(1)     Comprises 6,785,020 shares issuable upon exercise of options outstanding under the 2021 Plan, 380,775 shares issuable upon vesting of outstanding RSUs under the 2021 Plan, and 975,000 shares issuable upon vesting settlement of PSUs outstanding under the 2021 Plan.
(2)     The weighted average exercise price does not take into account the RSUs or PSUs that have no exercise price. In addition, the weighted average exercise price does not take into account rights outstanding under the 2021 ESPP.
(3)    Comprises 6,667,882 shares available for future issuance under the 2021 Plan and 2,000,000 shares available for future issuance under the 2021 ESPP, in each case, as of December 31,2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of our voting securities as of April 19, 2022, by (i) individuals or entities known by us to own more than five percent of any class of our voting securities, (ii) each director and director nominees, (iii) our named executive officers and (iv) all directors and executive officers as a group. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within sixty (60) days of the date hereof.
The beneficial ownership percentages set forth in the table below are based on 150,603,231 shares of common stock outstanding as of April 19, 2022. Except as otherwise set forth in the table below, the address of each of the persons listed below is c/o The Beauty Health Company, 2165 Spring Street, Long Beach, California 90806.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total Outstanding Common Stock
5% Stockholders:
The Vanguard Group (2)	9,599,134	6.4%
FMR LLC (3)	22,446,042	14.9%
LCP Edge Holdco LLC (4)	36,568,002	24.3%
Named Executive Officers and Directors:
Liyuan Woo (5)	533,335	*
Indra Pamamull	—	*
Stephan Becker	—	*
Daniel Watson (6)	294,861	*
Brenton L. Saunders (7)	13,664,153	9.1%
Michael Capellas (8)	374,655	*
Dr. Julius Few (9)	135,730	*
Desiree Gruber (10)	82,686	*
Michelle Kerrick (11)	5,160	*
Brian Miller (12)	36,573,162	24.3%
Douglas Schillinger (13)	5,160	*
Andrew Stanleick	—	*
All Executive Officers and Directors as a Group (12 persons)	51,668,902	34.3%
_______________

*	Less than one percent.

(1)
Shares beneficially owned reflects shares of Class A Common Stock plus rights to acquire Class A Common Stock, such as options, restricted stock units ("RSUs”) and warrants that are vested or exercisable or vest or become exercisable within 60 days of April 19, 2022.

(2)
Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 9, 2022. The Vanguard Group reported it has shared voting power of 159,863 shares, sole dispositive power of 9,371,536 shares, and shared dispositive power of 227,598 shares. The business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on information contained in Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022. FMR LLC and Abigail P. Johnson reported that FMR LLC has sole power to direct the voting of 5,464,847 shares and that FMR LLC and Abigail P. Johnson have sole power to direct the disposition of 22,446,042 shares, and that Fidelity Management & Research Company LLC has beneficial ownership of 5% or more of these shares. The business address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	The shares held by LCP Edge Holdco LLC (“LCP Edge Holdco”) may be deemed to be beneficially owned by Linden Capital III LLC (“Linden Capital III”), the general partner of Linden Manager III LP (“Linden Manager”). Linden Manager is the general partner of both Linden Capital Partners III LP (“Linden Capital Partners III”) and Linden Capital Partners III-A LP (“Linden Capital Partners III-A”), which are the controlling unitholders of LCP Edge Holdco. As the members of a limited partner committee of Linden Capital III that has the power to vote or dispose of the shares directly held by LCP Edge Holdco, Brian Miller, our director, and Anthony Davis may be deemed to have shared voting and investment power over such shares. Each of Linden Capital III, Linden Manager, Linden Capital Partners III, Linden Capital Partners III-A, Mr. Miller and Mr. Davis (collectively, the “Reporting Persons”) hereby disclaim any beneficial ownership of any shares held by LCP Edge Holdco except to the extent of any pecuniary interest therein. Based on information contained in Schedule 13D/A filed with the Securities and Exchange Commission on July 19, 2021, the Reporting Persons and LCP Edge Holdco beneficially owned collectively 36,508,096 shares of Class A Common Stock. Includes an additional 59,906 shares issued, transacted on August 25, 2021 as working capital adjustment shares to LCP Edge Holdco pursuant to the Business Combination, adjusting the number of shares of Class A Common Stock beneficially owned collectively by LCP Edge Holdco and the Reporting Persons to 36,568,002. The business address for the Linden entities and persons is 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606.

(5)	Consists of 347,355 shares and 186,000 shares subject to options that are vested or will vest within 60 days of April 19, 2022.

(6)	Consists of 217,361 shares and 77,500 shares subject to options that are vested or vest within 60 days of April 19, 2022.

(7)	Consists of (i) 5,562,869 shares held by Mr. Saunders, (ii) 1,681,771 shares held by Triplet Enterprises III, LLC (“Triplet”), (iii) 1,121,180 shares held by Saunders Family Trust (“Trust”), (iv) 3,166,666 convertible warrants held by Mr. Saunders, (v) 1,000,000 convertible warrants held by Triplet, (vi) 666,667 convertible warrants held by Trust and (vii) 465,000 shares of common stock subject to options held by Mr. Saunders that are vested or vest within 60 days of April 19, 2022. Mr. Saunders is the managing member of Triplet and has voting and dispositive control over the securities held by Trust and thus Mr. Saunders may be deemed to indirectly beneficially own shares and warrants held by Triplet and the Trust, but disclaims beneficial ownership of such shares and warrants except to the extent of any pecuniary interest therein. The business address of this stockholder is 1142 N Venetian Dr., Miami Beach, FL 33139.

(8)	Consists of (i) 136,162 shares, (ii) 233,333 convertible warrants, and (iii) 5,160 shares subject to RSUs that vest within 60 days of April 19, 2022.

(9)	Consists of (i) 63,903 shares, (ii) 66,667 convertible warrants, and (iii) 5,160 shares subject to RSUs that vest within 60 days of April 19, 2022.

(10)	Consists of (i) 24,623 shares, (ii) 53,333 convertible warrants, and (iii). 4,730 shares subject to RSUs that vest within 60 days of April 19, 2022.

(11)	Consists of 5,160 shares subject to RSUs that vest within 60 days of April 19, 2022.

(12)	Consists of (i) 5,160 shares subject to RSUs that vest within 60 days of April 19, 2022 and (ii) 36,568,002 shares of Class A Common Stock held by LCP Edge Holdco LLC. Brian Miller, as Vice President of LCP Edge Holdco LLC, may be deemed to directly or indirectly beneficially own the shares as he may be deemed to have shared voting and dispositive power over the 36,568,002 shares, but hereby disclaims any beneficial ownership of any shares held by LCP Edge Holdco except to the extent of any pecuniary interest therein. See footnote 4.

(13)	Consists of 5,160 shares subject to RSUs that vest within 60 days of April 19, 2022.

Changes in Control
We are not aware of any arrangements that may result in a change in control.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC on a timely basis. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that during the fiscal year ended December 31, 2021, all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2021 except for Brent Saunders, who filed one (1) late Form 4 with respect to reporting the grant of a warrant (right to buy common stock). There were no known failures to file a required Section 16(a) filing report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2021 to which we have been a party in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”
Employment Agreements with Named Executive Officers
The information set forth in Part III, Item 11 under the heading, “Summary of Executive Compensation Arrangements”, including under the subheadings, “Employment Agreements with Mr. Carnell and Ms. Woo”, “Employment Offer Letter with Ms. Pamamull”, “Employment Agreement with Mr. Becker”, and “Employment Offer Letter with Mr. Watson” is incorporated herein by reference.
Indemnity Agreements
In connection with the consummation of the Business Combination, on May 4, 2021, the Company entered into indemnity agreements with each of its directors and executive officers and certain other officers of the Company. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.
Registration Rights Agreement
In connection with the consummation of the Business Combination, on May 4, 2021, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor and the HydraFacial Stockholders.
Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Common Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a the Sponsor or the HydraFacial Stockholders (together, the “Restricted Stockholders”) as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Common Stock issued upon conversion of the Class B Common Stock and upon exercise of any Private Placement Warrants) and shares of Class A Common Stock issued as Earn-out Shares to the HydraFacial Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.
The Registration Rights Agreement provides that the Company will, within 60 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The HydraFacial Stockholders are entitled to make up to an aggregate of two demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.
Lock-Up Agreement
In connection with the consummation of the Business Combination, on May 4, 2021, the Company, the Sponsor and the HydraFacial Stockholders entered into a Lock-Up Agreement, pursuant to which the HydraFacial Stockholders agreed, subject to certain exceptions, not to sell, transfer to another or otherwise dispose of, in whole or in part, the Common Stock held by the HydraFacial Stockholders during the period commencing from the closing of the Business Combination and through the earlier of (i) the 180-day anniversary of the date of the closing of the Business Combination and (ii) the date after the closing of the Business Combination on which the Company consummates certain transactions involving a change of control of the Company. Pursuant to the terms of the Lock-Up Agreement, the restrictions set forth therein expired on October 31, 2021.
Investor Rights Agreement
In connection with the consummation of the Business Combination, on May 4, 2021, the Company and LCP entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, LCP will have the right to designate a number of directors for appointment or election to the Company’s board of directors as follows: (i) one director for so long as LCP holds at least 10% of the outstanding Class A Common Stock, (ii) two directors for so long as LCP holds at least 15% of the outstanding Class A Common Stock, and (iii) three directors for so long as LCP holds at least 40% of the outstanding Class A

Common Stock. Pursuant to the Investor Rights Agreement, for so long as LCP holds at least 10% of the outstanding Class A Common Stock, LCP will be entitled to have at least one of its designees represented on the compensation committee and nominating committee and corporate governance committee of the Company’s board of directors.
Amended and Restated Management Services Agreement
HydraFacial entered into a Management Services Agreement, dated December 1, 2016 with Linden Capital Partners III LP (“Linden Capital Partners III”) and DW Management Services, L.L.C. (“DW Management Services”) pursuant to which the parties receive quarterly monitoring fees of the greater of (a) $125,000 and (b) 1.25% of Last Twelve Months EBITDA multiplied by the quotient of (x) the aggregate capital invested by the DWHP Investors into LCP and/or its subsidiaries as of such date, divided by (y) the sum of (i) the aggregate capital invested by the DWHP Investors into LCP and/or its subsidiaries, plus (ii) the aggregate capital invested by the Linden Capital Partners III into LCP and/or its subsidiaries as of the date of payment. In addition, the management services agreement provides for other fees in relation to services that may be provided in connection with equity and/or debt financing, acquisition of any other business, company, product line or enterprise, or divestiture of any division, business, and product or material assets. The fees vary between 1% and 2% of the related transaction amount. Linden Capital Partners III also received a transaction fee upon the consummation of the Business Combination. In connection with the consummation of the Business Combination, HydraFacial and Linden Capital Partners III amended the Management Services Agreement such that Linden Capital Partners III will continue to provide advisory services to HydraFacial related to mergers and acquisitions for one year following the Business Combination. As consideration for such services, HydraFacial will pay a fee, equal to 1% of enterprise value, to Linden Capital Partners III upon the consummation of any such transaction. Fees paid to these investors totaled $1.8 million, $1.8 million and $3.2 million during the year ended December 31, 2020, 2019 and 2018, respectively. A Management Services Agreement with DW Management Services was terminated at the consummation of the Business Combination.
In connection with the consummation of the Business Combination, on May 4, 2021, the Company, its subsidiary, Edge Systems LLC, and the Linden Manager entered into the Linden Management Services Agreement pursuant to which the Linden Manager may continue to provide advisory services at the request of the Company related to mergers and acquisitions for one year following the Business Combination. As consideration for such services, the Company will pay a fee, equal to 1% of enterprise value of the target acquired, to the Linden Manager upon the consummation of any such transaction. The Company has also agreed to reimburse the Linden Manager for certain expenses in connection with such advisory services. However, pursuant to the Linden Management Services Agreement, the Company’s obligation to pay the 1% Fee expires twelve months after the consummation of the Business Combination.
Related Party Leases
The Company maintains an office in Miami Beach, Florida, whereby the Company, on a monthly basis, reimburses an entity owned by the Company’s Executive Chairman that makes such office available to the Company for its employees and affiliates. The Company expense related to this arrangement was $60,000 for the year ended December 31, 2021.
Transactions with the Company’s Former Chief Executive Officer
HydraFacial entered into a promissory note (the “Carnell Promissory Note”) with Mr. Carnell in December 2016 to finance his initial $550,000 co-investment in HydraFacial. Interest on the Carnell Promissory Note accrued at an annual rate of 8% and was scheduled to mature in December 2022. In December 2019, HydraFacial agreed to subordinate its rights under the Carnell Promissory Note, which as of December 31, 2020 had accrued to $760,159.89, and allow Mr. Carnell to pledge certain options granted to him by HydraFacial to a third party lender for an additional $1,500,000 loan Mr. Carnell obtained from such third party lender. This loan was amended in June 2020 to allow Mr. Carnell to cancel his options pledged as collateral for the loan and instead pledge certain management incentive units issued or to be issued to him by HydraFacial. Both loans were repaid at the consummation of the Business Combination.
Policies and Procedures for Related Party Transactions
The audit committee charter of the Company provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction and the benefits of the transaction to the Company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.
Related Party Transactions
In addition to the compensation arrangements with directors and named executive officers described elsewhere in this Proxy Statement, since January 1, 2021, there has not been a transaction or series of related transactions in which we were or are a party in which any director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Director Independence
Our board of directors determined that each of our directors, other than Mr. Saunders, qualify as independent directors, as defined under the listing rules of Nasdaq (the “Nasdaq listing rules”) and that our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements.
STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Amended and Restated Bylaws (“Bylaws”). Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2023 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than January 12, 2023. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2023 annual meeting of stockholders is not later than the close of business on the 90th day (March 30, 2023), nor earlier than the 120th day (February 28, 2023) prior to the anniversary date of the immediately preceding annual meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2023.
Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 2165 Spring Street, Long Beach, California 90806. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

OTHER MATTERS
We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 1, 2022, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO THE BEAUTY HEALTH COMPANY, ATTN: SECRETARY, 2165 SPRING STREET, LONG BEACH, CALIFORNIA 90806. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86761-P74004

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BEAUTY HEALTH COMPANY

The Board of Directors recommends a vote of "FOR ALL" on Proposal No. 1 and "FOR" on Proposal No. 2.

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Stanleick
02) Desiree Gruber
03) Michelle Kerrick

The Board of Directors recommends you vote "ONE YEAR" on Proposal No. 3.

	One Year	Two Years	Three Years	Abstain
3. Approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes on the compensation paid to the Company's named executive officers.	▢	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

P R O X Y   C A R D

FOR THE 2022 ANNUAL STOCKHOLDERS' MEETING OF THE BEAUTY HEALTH COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Stanleick, Liyuan Woo and Paul Bokota (each a "*Proxy*" and collectively, the "*Proxies*"), and each of them independently, with full power of substitution as Proxies to vote the shares of Class A Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the "*Shares*") at the 2022 Annual Stockholders' Meeting of The Beauty Health Company (the "*Company*") to be held virtually on June 28, 2022 at 11 a.m. PDT at www.virtualshareholdermeeting.com/SKIN2022, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies' discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side